Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made and effective September 23rd ,2022

BETWEEN:	B D PPCIFIC PTY LTD (“BDPPL” or the "Company"), a company formed in Australia (ACN: 608 421 683) with its registered address at PO BOX 444, KENT TOWN DC SA 5071; AND

AND:	Simon Andrew Rees (“Selling Shareholder") who is the sole director and shareholder of BDPPL.

AND:	Sincerity Applied Materials Holdings Corp., (“SINC” or the "Purchaser"), a companies organized and existing under the laws of the United States of America with its head office located at Suite 1105, Level 11, 370 Pitt Street, Sydney, NSW 2000, Australia

RECITALS

WHEREAS, the Selling Shareholder will sell to SINC [ 1,000 ] ordinary shares (“Sell Shares”) of BDPPL to SINC for a consideration of Five Hundred Thousands United States Dollars (USD500,000). BDPPL also will issue and sell to SINC [ 1,000 ] ordinary shares (“Sell Shares”) of BDPPL to SINC for a consideration of Five Hundred Thousands United States Dollars (USD500,000).

WHEREAS, BDPPL has an authorized share capital of 1,000 ordinary shares of AUD 1.0 par value of which 1,000 shares have been fully issued to the Selling Shareholder.

WHEREAS, SINC has an authorized share capital of 290,000,000 shares of USD .0001 par value common and Common “A” Stock; of which 27,507,498 shares of the Common “A” Stock have been issued at present.

WHEREAS, the Purchaser desires to purchase and the Selling Shareholder desires to sell [1,000] ordinary shares of BDPPL to SINC for a consideration of One Million United States Dolars (USD1,000,000), upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of Sell Shares aforementioned, it is hereby agreed as follows:

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1.	PURCHASE AND SALE

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Selling Shareholder shall sell, convey, transfer, and deliver to the Purchaser certificates representing such Sell Shares, and the Purchaser shall purchase from the Selling Shareholder the Sell Shares at the consideration as set forth in this Agreement. The certificates representing the Company's ordinary shares shall be duly endorsed for transfer or accompanied by appropriate bought and sold notes. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at the location noted in Appendix A attached.

2.	AMOUNT AND PAYMENT OF PURCHASE PRICE

The total consideration and method of payment thereof are fully set out in Appendix "A" attached hereto and made a part hereof.

3.	REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDER AND PURCHASER

Selling Shareholder hereby warrants and represents:

A.	Organization and Standing. Company is a company duly organized, validly existing and in good standing under the laws of Australia and has the corporate power and authority to carry on its business as it is now being conducted.

B.	Restrictions on Stock:

i.	The Selling Shareholder is not a party to any agreement, written or oral, creating rights in respect to the Company's Stock in any third person or relating to the voting of the Company's Stock.

ii.	Selling Shareholder is the lawful owner of the Sell Shares, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii.	There are no existing warrants, options (except for the Management Share Option Scheme which is under preparation), stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock outside of the note being issued attached to this agreement.

C.	Expectations and Milestones:

i.	BDPPL is expected to report USD 150,000 net earnings before tax in 2023, with 50% annual growth till 2026.

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Purchaser hereby warrants and represents:

A. Organization and Standing. Company is a company duly organized, validly existing and in good standing under the laws of Nevada in United States and has the corporate power and authority to carry on its business as it is now being conducted.

4.	REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDER AND PURCHASER

Selling Shareholder and Purchaser hereby represent and warrant that there has been no act or omission by Selling Shareholder, Purchaser or the Fund which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5.	ENTIRE AGREEMENT

This Agreement (including the Appendices hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.	SECTIONS AND OTHER HEADINGS

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.	GOVERNING LAW

This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Nevada. The parties herein waive trial by jury and agree to submit to the jurisdiction and venue of a court located in Nevada.

8.	ATTORNEY’S FEES

In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

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IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Sincerity Applied Materials Holdings Corp	PURCHASER

Authorized Signature

_________________________________________
Yiwen (James) Zhang, CEO & Chairman

Simon Andrew Rees	SELLING SHAREHOLDER

simon rees
Authorized Signature

_________________________________________
Simon Andrew Rees

B D Pacific Pty Ltd	The COMPANY (BDPPL)

simon rees
Authorized Signature

_________________________________________
Simon Andrew Rees, Director

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APPENDIX A AMOUNT AND PAYMENT OF PURCHASE PRICE

1.	CONSIDERATION

The Purchaser shall pay to the Selling Shareholder USD500,000 in form of a warrant (Appendix B) and the Selling Shareholder shall transfer/allot a total of 1,000 common shares of BDPPL to the Purchaser.

The Purchaser shall pay to BDPPL USD 500,000 and BDPPL shall issue a total of 1,000 common shares of BDPPL to the Purchaser.

2.	CLOSING & PAYMENT

The Purchaser agrees to purchase 1,000 ordinary shares of BDPPL in form of a USD 500,000 Warrant.

The Purchaser further agrees to purchase additional 1,000 newly issued ordinary shares of BDPPL at USD 500 per share.

The location of the Closing of the transaction shall be determined by both parties.

3.	TARGET ACQUISITIONS BY BDPPL

SINC and BDPPL have identified certain acquisition and investment targets that should be part of the SINC global business platform. It is expected that upon receipt of no less than US$500,000 from SINC from the purchase of Ordinary Shares, BDPPL shall make investments in Australia & New Zealand, and USA subject to accomplishments of certain milestones to be defined and agreed between BDPPL and acquisition candidates

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